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                               SELVAC CORPORATION

                             A Delaware Corporation

                                     BY-LAWS

                          As Amended to April 30, 1987

                                    ARTICLE I

                                     OFFICES

     Section 1.1. Registered Office. The Corporation's registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall determine

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 2.1. Place of Meeting. Meetings of stockholders may be held at such places within or without the State of Delaware as the Board of Directors shall determine.

     Section 2.2. Annual and Special Meetings. Annual meetings of stockholders shall be held (at dates, times, and places fixed by the Board of Directors and stated in the notice of meeting) to elect Directors and to transact such other business as may properly come before the meeting; provided, however, that the date of each such annual meeting shall be


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within thirteen months subsequent to the later of the date of the Corporation's incorporation or the date of the last annual meeting of stockholders. Special meetings of stockholders may be called by the President for any purpose. If directed by the Board of Directors or requested in writing by the holders of not less than 25% of the aggregate of the Corporation's then outstanding capital stock, special meetings of stockholders shall be called by the President or the Secretary. Each such stockholder request shall state the purpose of the proposed meeting.

     Section 2.3. List of Stockholders. The officer who has charge of the Corporation's stock ledger shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order and shall show each stockholder's address and the number of shares registered in such stockholder's name. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting. Such list shall be made available for such examination at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting (or, if not so specified, at the place where the meeting is to be held). The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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     Section 2.4. Organization. The person designated by the Board of Directors
(or, in the absence of such designation, the highest ranking officer of the Corporation who is present at the meeting) shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of meetings of stockholders. If the Secretary of the Corporation is absent from the meeting, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.

     Section 2.5. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be followed at the meeting, including regulation of the manner of voting and of the conduct of discussion.

     Section 2.6. Notice. Except as otherwise provided by law, written notice of the time, date, and place of meeting (and, in the case of a special meeting, the purpose thereof) shall be given to each stockholder not less than 10 days and not more than 60 days before the date on which the meeting is to be held.

     Section 2.7. Quorum. At any meeting of stockholders, the holders of record (present in person or by proxy) of a majority of the shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, except as otherwise required by law. In the absence of a quorum, the chairman or secretary of the meeting may

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adjourn the meeting in the manner provided in Section 2.8 hereof until a quorum if present.

     Section 2.8. Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same place or at another place. A determination in accordance with Article V hereof of stockholders of record with respect to a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors shall have authority to fix a new record date for the adjourned meeting. Notice need not be given of any such adjourned meeting if the date, time, and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days or if a new record date is fixed for the adjourned meeting, written notice of the date, time, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 2.9. Proxies and Voting. At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy. Each stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided in these By-Laws or as otherwise required by law. All voting by stockholders, except on the election of

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directors and except as otherwise required by law, may be by voice vote;
provided, however, that upon demand therefor by a stockholder (or by his proxy) entitled to vote, a stock vote shall be taken. Each stock vote shall be taken by written ballots, each of which shall state the name of the stockholder (or proxy) voting. Each vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Elections of Directors shall be determined by a plurality of the votes cast; except as otherwise required by law, all other matters shall be determined by a majority of votes cast.

                                  ARTICLE III

                                    DIRECTORS

     Section 3.1. Number, Election, and Term of Directors. Each Director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided in these By-Laws or as otherwise required by law. The first Board of Directors shall consist of three Directors. Thereafter, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall all be elected by the stockholders in accordance with Section 2.9 hereof at the annual meeting of stockholders. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled (for the unexpired term and until a successor Director is elected) by a majority of the


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Directors then in office (although less than a quorum), by the sole remaining
Director, or by the stockholders.

     Section 3.2. Removal of Directors. Any director may be removed without cause by the Stockholders.

     Section 3.3. Meetings. Regular meetings of the Board of Directors shall be held at such dates, times, and places as may from time to time be fixed by the Board of Directors, or as may be specified in a notice of meeting. Notice need not be given of regular meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any date, time, and place upon the call of the President, and shall be called by the President or Secretary if and as directed by one-third of the Directors then in office. Telegraphic or other written notice of the place, date, and time of each special meeting of the Board of Directors shall be given not less than two days before such meeting to each Director who shall not waive such notice. Meetings of the Board of Directors may be held without notice immediately after annual meetings of stockholders.

     Section 3.4. Action Without Meeting. Nothing contained in these By-Laws shall be deemed to restrict the power of the Board of Directors or of any committee of the Board of Directors to take any action without a meeting.

     Section 3.5. Telephonic Meeting. Notching contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or of any committee of the Board of


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Directors, to participate in meetings of the Board of Directors (or of such committees) by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear one another.

     Section 3.6. Quorums; Act of the Board of Directors. One-half of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to another place, date, and time without further notice or waiver. Except as otherwise provided by law, by the Certificate of Incorporation, by these By-Laws, or by any binding contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.


     Section 3.7. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees (including, without limitation, an Executive Committee) to have and to exercise such power and authority as the Board of Directors shall specify and as shall be permitted by law. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may (whether or not he or they constitute a quorum) unanimously appoint another Director to act at the meeting in place of the absent or disqualified committee

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member. Each committee may fix procedural rules for meeting and for conducting its business and shall act in accordance therewith, except as otherwise provided in these By-Laws or as otherwise required by law. Adequate provision shall be made for notice to committee members of all committee meetings. One-half of the members of each committee shall constitute a quorum (unless the committee shall consist of one member, in which event one member shall constitute a quorum). All matters shall be determined by a majority vote of the committee members present at the committee meeting.

     Section 3.8. Minutes of Meetings of Committees. Each committee of the Board of Directors shall keep minutes of its meetings and shall report the same when and as required by the Board of Directors.

     Section 3.9. Compensation of Directors. Pursuant to resolution of the Board of Directors, Directors may be paid their expenses of attendance at meetings of the Board of Directors and may also be paid either a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as a Director. Pursuant to resolution of the Board of Directors, members of committees of the Board of Directors may be allowed like compensation for attending meetings of committees of the Board of Directors. No payment referred to in this Section 3.9 shall preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.


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                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. General. The Corporation's officers shall consist of a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (which may include one or more Assistant Secretaries and Assistant Treasurers) with such titles and duties as the Board of Directors shall determine. Any number of offices may be held by the same person. Each officer shall be elected by the Board of Directors, shall be subject to supervision and direction by the Board of Directors, shall serve at the pleasure of the Board of Directors, and shall hold office for the term prescribed by the Board of Directors. The salaries of all officers shall be fixed by the Board of Directors. The authority, duties, or responsibilities of any officer may be suspended by the Board of Directors with or without cause. Any officer may be removed at any time by the Board of Directors with or without cause.

     Section 4.2. The Chairman of the Board. The Chairman of the Board of Directors shall be the Corporation's Chief Executive Officer, shall preside at meetings of the Board of Directors and of the Stockholders, and shall perform such other duties as the Board may determine.

     Section 4.3. The President. The President shall be the Corporation's chief operating officer. Subject to the provisions of these By-Laws and to the direction of the Board of

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Directors and of the Chairman of the Board, the President shall have responsibility for the operation of the Corporation's affairs and business and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him by the Board of Directors or the Chairman of the Board. The President shall have power to sign all stock certificates, contracts, and other authorized instruments of the Corporation. The President shall have general supervision and direction of the Corporation's other officers and agents.

     Section 4.4. The Vice Presidents. In the President's absence (or in the event of his inability or refusal to act), the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall perform all duties of the President. When so acting, such Vice President shall have all powers of, and be subject to all restrictions upon, the President. The Vice President(s) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe.

     Section 4.5. The Secretary; Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders, and shall record the proceedings of such meetings in a book or books to be kept for that purpose. If so directed by the Board of Directors, the

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Secretary shall perform similar duties with respect to meetings of committees of the Board of Directors. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and of all special meetings of the Board of Directors. The Secretary shall have custody of the Corporation's seal and he (or any Assistant Secretary) shall have authority to affix such seal to any appropriate instrument. When so affixed, such seal may be attested by the Secretary's (or such Assistant Secretary's) signature. The Board of Directors may give general authority to any other officer to affix the Corporation's seal and to attest such affixation by such other officer's signature. In the Secretary's absence (or in the event of his inability or refusal to act), the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Secretary. The Secretary and the Assistant Secretary (or Assistant Secretaries) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

     Section 4.6. The Treasurer; Assistant Treasurers. The Treasurer shall have custody of the Corporation's monies and securities, shall keep regular books of account, and shall

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deposit all of the Corporation's monies and other valuable effects in the name of (and to the credit of) the Corporation in one or more depositories designated by the Board of Directors. The Treasurer shall disburse the Corporation's funds as directed by the Board of Directors and shall take vouchers for such disbursements. The Treasurer shall render to the Board of Directors at its regular meetings (or when otherwise directed by the Board of Directors) an account of his transactions as Treasurer and of the Corporation's financial condition. In the absence of the Treasurer (or in the event of his inability or refusal to act), the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their elections starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Treasurer. The Treasurer and the Assistant Treasurer (or Assistant Treasurers) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

     Section 4.7. Delegation of Authority. The Board of Directors may from time deco time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these By-Laws.

     Section 4.8. Facsimile Signatures of Officers. Facsimile signatures of any officer may be used whenever authorized by these By-Laws or by the Board of Directors.

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     Section 4.9. Action with Respect to Securities of Other Entities. Unless otherwise prescribed by the Board of Directors, the President (or any other officer designated by the President to act in his stead) shall have power and authority on the Corporation's behalf to attend (and to act and vote at) meetings of holders of securities of any entity in which the Corporation shall own or hold securities. At such meetings, the President or his designee, as the case may be, shall possess (and may exercise) all rights and powers incident to the ownership or holding of such securities which the Corporation might have possessed and exercised. The President or his designee may execute and deliver on the Corporation's behalf powers of attorney, proxies, consents, waivers, and other instruments relating to the securities owned or held by the Corporation.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 5.1. Stock Certificates. Certificates for shares of the Corporation's capital stock shall be in such form as shall be permitted by law and approved by the Board of Directors.

     Section 5.2. Transfer of Shares. Shares of the Corporation's capital stock may be transferred on the Corporation's books only by the holder of such shares (or by such holder's authorized attorney) upon surrender to the Corporation

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or to the Corporation's transfer agent of the properly endorsed certificate(s)
representing such shares.

     Section 5.3. Lost, Stolen or Destroyed Certificates. The Board of Directors (or the Corporation's transfer agent) may authorize the issuance of a new share certificate to replace any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed. The Board of Directors, as a condition to such issuance, may require that the owner of such lost, stolen, or destroyed certificate, or his legal representative, (i) submit to the Corporation an affidavit stating that such certificate has been lost, stolen, or destroyed, (ii) advertise the same in such manner as the Board of Directors shall require, and/or (iii) give the Corporation a bond in such sum as the Board of Directors shall require to indemnify the Corporation against any claim that may be made against the Corporation in respect of the certificate alleged to have been lost, stolen, destroyed or the certificate to be issued.

     Section 5.4. Record Date. The Board of Directors may fix a record date, which shall be not more than sixty days and not less than ten days before the date of any meeting of stockholders, and which shall be not more than sixty days prior to the time for any other action described in this Section 5.4, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to consent to corporate action in

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writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion, or exchange of capital stock, or with respect to any other lawful action.

     Section 5.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation's books as the owner of shares of capital stock to receive dividends on such shares and to vote as owner of such shares. The Corporation need not recognize any claim to (or interest in) such shares by any other person, whether or not the Corporation shall have notice thereof, except as otherwise required by law.

     Section 5.6. Regulations. The Board of Directors shall have power and authority to make all rules and regulations which it deems expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing the Corporation's capital stock.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was

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serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases.

     Section 6.2. Rights Not Exclusive. The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other

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enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.1. Notices. Whenever any law, the Certificate of
Incorporation, or these By-Laws requires that notice be given to any Director, officer, or stockholder, such notice may be given personally or in writing by mail, addressed to such Director, officer, or stockholder at his address which appears on the Corporation's records. Any notice given by mail shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid. Notice to Directors or officers may be given by telegram, cable, or radiogram, addressed to such Director or officer at his address which appears on the Corporation's records, in which case notice shall be deemed to have been given when delivered for transmission.

     Section 7.2. Checks, etc. All checks, other drafts, and notes of the Corporation shall be signed by such person or persons as the Board of Directors shall designate.

     Section 7.3. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors.

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     Section 7.4. Corporate Seal. The Corporation's corporate seal shall have inscribed thereon the Corporation's name, the year of its incorporation, and the words "Corporate Seal" and "Delaware".

     Section 7.5. Time Periods. Whenever these By-Laws require that an act be done or not be done a specified number of days prior to or after the occurrence of an event (or require that an act be done or not be done within a period of days prior to or after the occurrence of an event), calendar days shall be used, with the day of the doing of such act excluded and the day of the occurrence of such event included.

                                  ARTICLE VIII

                                   AMENDMENTS

     The holders of shares of capital stock entitled at the time to vote for the election of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of such shares. Except as otherwise provided by law, the Board of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of the entire Board of Directors. Any by-law adopted by the Board of Directors, however, may be amended or repealed by vote of the holders of a majority of the shares of capital stock entitled at the time to vote for the election of Directors.


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